Exhibit 23.1



                         Bagell, Josephs & Company, LLC
                200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
                       Tel: 856.346.2828 Fax: 856.346.2882

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use of our report dated March 21, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) for the years ended December 31, 2004 and 2003, in this Amendment No. 5 to the Registration Statement of SpeechSwitch, Inc. on Form SB-2 and Prospectus dated August 3, 2005.

                                    /s/ Bagell, Josephs & Company, LLC
                                    --------------------------------------
                                    Bagell, Josephs & Company, LLC
                                    Gibbsboro, New Jersey

August 3, 2005